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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11, 1997
                                                 REGISTRATION NO. 333-_________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                         DREXLER TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


             DELAWARE                                         77-0176309
 (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                         Identification No.)


                            1077 INDEPENDENCE AVENUE
                      MOUNTAIN VIEW, CALIFORNIA 94043-1601
                                 (415) 969-7277
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  ------------

                         DREXLER TECHNOLOGY CORPORATION
                             1991 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                  ------------

           JEROME DREXLER                                  Copy to:
      Chief Executive Officer                     JERALD E. ROSENBLUM, ESQ.
   DREXLER TECHNOLOGY CORPORATION                  MICHAEL W. PROZAN, ESQ.
      1077 INDEPENDENCE AVENUE                 ROSENBLUM, PARISH & ISAACS, P.C.
MOUNTAIN VIEW, CALIFORNIA 94043-1601       160 W. SANTA CLARA STREET, SUITE 1500
           (415) 969-7277                         SAN JOSE, CALIFORNIA 95113
(Name, address, including zip code,                     (408) 280-2800
  and telephone number, including
  area code, of agent for service)

                                  ------------

                        CALCULATION OF REGISTRATION FEE

===========================================================================================
Title of Each Class     Amount to be       Proposed          Proposed          Amount of
of Securities to be      Registered        Maximum           Maximum          Registration
     Registered                         Offering Price   Aggregate Offering       Fee
                                         Per Share(1)        Price(1)
--------------------------------------------------------------------------------------------
    Common Stock         250,000          $11.75            $2,937,500          $303.03
                         Shares
============================================================================================

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the filing fee, based on the average of the high and low prices for the Company's Common Stock as reported on the NASDAQ National Market System on March 5, 1997.


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FORWARD LOOKING STATEMENTS. Certain statements made in documents incorporated by reference herein relating to the plans, objectives and economic performance of Drexler Technology Corporation (the "Company") go beyond historical information and may provide an indication of future results. To that extent, they are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and each is subject to factors that could cause actual results to differ from those in the forward-looking statement. Such factors are described in the documents filed by the Company from time to time with the Securities and Exchange Commission, including, but not limited to, the Company's most recent report on Form 10-K filed June 27, 1996 and registration statement 33-88588 on Form S-3 last amended on September 17, 1996 and are herein incorporated herein by this reference.

     ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The contents of Registration Statement No. 33-40039, filed April 17, 1991, are incorporated herein by reference.

     ITEM 8. EXHIBITS.

                                 EXHIBIT INDEX

EXHIBIT NUMBER                                   DESCRIPTION
--------------   ----------------------------------------------------------------------------
5                Opinion of Rosenblum, Parish & Isaacs, PC re Legality.
23(a)            Consent of Arthur Andersen LLP
23(b)            Consent of Rosenblum, Parish & Isaacs, PC (included in Exhibit 5).
24               Power of Attorney (included on Page 2).

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on March 10, 1997.
                                       DREXLER TECHNOLOGY CORPORATION

                                       By: /s/       JEROME DREXLER
                                         ---------------------------------------
                                         Jerome Drexler, Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Jerome Drexler and Steven G. Larson, jointly and severally, his attorney-in-fact, each with the power of substitution for him in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                 TITLE                   DATE
-----------------------------------------------  -----------------------------  ---------------

/s/ JEROME DREXLER                               Chief Executive Officer and     March 10, 1997
-----------------------------------------------    Chairman of the Board of
Jerome Drexler                                     Directors (Principal
                                                   Executive Officer)

/s/ STEVEN G. LARSON                             Vice President and Treasurer    March 10, 1997
-----------------------------------------------    (Chief Financial and
Steven G. Larson                                   Accounting Officer)


/s/ ARTHUR H. HAUSMAN                            Director                        March 5, 1997
-----------------------------------------------
Arthur H. Hausman

/s/ WILLIAM E. MCKENNA                           Director                        March 10, 1997
-----------------------------------------------
William E. McKenna

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